UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 24, 2010 (February 22, 2010)

ACI WORLDWIDE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-25346	47-0772104
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

120 Broadway, Suite 3350 10271
New York, New York (Zip Code)
(Address of principal executive offices)
Registrant’s Telephone Number, Including Area Code: (646) 348-6700
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operation and Financial Condition.
Item 5.02. Entry Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.
(b) On February 22, 2010, J. Ronald Totaro, Senior Vice President and Chief Operating Officer, notified ACI Worldwide, Inc. (the “Company”) that he will be resigning from the Company effective April 1, 2010. Mr. Totaro’s resignation did not result from any disagreement or dispute with the Company on any matter relating to its operations, polices or practices. The Company does not currently intend to replace the Chief Operating Officer position.
Item 7.01. Regulation FD Disclosure.
See “Item 2.02- Results of Operations and Financial Condition” above.
Item 9.01. Financial Statements and Exhibits.
99.1	Press Release dated February 25, 2010

99.2	Investor presentation materials dated February 25, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACI WORLDWIDE, INC.
/s/ Scott W. Behrens
Scott W. Behrens,
Senior Vice President, Chief Financial Officer, Controller and Chief Accounting Officer

Date: February 25, 2010

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated February 25, 2010
99.2	Investor presentation materials dated February 25, 2010